Exhibit 10.1

EVANS BREWING COMPANY, INC.

UNSECURED PROMISSORY NOTE

$250,000	July 27, 2016
Santa Ana, California

For value received, the undersigned, EVANS BREWING COMPANY, INC a Delaware Corporation (the “Company”), promises to pay Michael J. Rapport (“Lender”) the principal sum of TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000), together with all accrued and unpaid interest thereon, in legal tender of the United States of America, on the following terms:

1.	Interest – Interest shall accrue on the unpaid principal balance outstanding from time to time at the rate of four percent (4%) per annum (computed on the basis of the 365-day year) from the date hereof until this note is paid.
2.	Maturity – Unless this note is earlier repaid in full, the entire principal balance of this Note, together with all accrued and unpaid interest therein, shall be due and payable on July 27, 2017.
3.	Prepayment -- Prepayment of this note, together with all accrued and unpaid interest, may be made in whole or in part at any time without penalty.
4.	Unsecured Obligations. This note is unsecured and the Company’s obligations under this note are not subject to any security interest of the Lender or any security agreement.
5.	Default -- In the event of default, Lender agrees to pay all expenses of collection and enforcement of this note, including reasonable attorney fees, expert witness fees and other out of pocket costs and expenses (whether or not an action is instituted).
6.	Construction -- This note and the provisions hereof shall be governed by the laws of the State of California. By acceptance of this note, Lender hereby submits himself to the jurisdiction of the courts of the State of California and the Federal courts of the United States located in Orange County, California.
7.	Assignment -- Neither the Company nor the Lender may assign or otherwise transfer its rights or obligations under this note without the prior written consent of the other party.
8.	Entire Agreement – Lender agrees and acknowledges that this Note constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof.

IN WITNESS WHEREOF, the Company has executed this note on July 27, 2016

EVANS BREWING COMPANY, INC.

By:	/s/ Kenneth Wiedrich
Name:	Kenneth Wiedrich
Title:	Chief Financial Officer

Accepted:

/s/ Michael J. Rapport
Michael J. Rapport